UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D. C. 20549


                                     FORM 8-K

                                  CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of The
                           Securities Exchange Act of 1934


September 1, 2007
Date of Report (Date of Earliest Event Reported)


Sequoia Mortgage Trust 2007-1
(Exact name of Issuing Entity as specified in its charter)


RWT Holdings, Inc.
(Exact name of Sponsor as specified in its charter)


 Sequoia Residential Funding, Inc.
(Exact name of Depositor as specified in its charter)



New York              333-132123-03            54-2199341
(State or Other       (Commission              54-2199342
Jurisdiction of        File Number)            (IRS Employer
Incorporation)                                 Identification No.)


c/o Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD                                         21045
(Address of Principal Executive Offices)             (Zip Code)


(410) 884-2000
(Registrant's Telephone Number, including Area Code)


Not Applicable
(Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))




Section 6 - Asset-Backed Securities

Item 6.02 - Change in Servicer or Trustee.


On September 1, 2007, ABN AMRO Mortgage Group, Inc., a Delaware corporation ("AAMG") and a wholly-owned subsidiary of CitiMortgage, Inc. ("CitiMortgage"), was merged into CitiMortgage, with CitiMortgage being the surviving corporation (the "Merger").

All mortgage loans previously serviced by AAMG will now be serviced by CitiMortgage in accordance with the applicable transaction agreement; CitiMortgage has indicated that mortgage loans formerly serviced by AAMG will for the time being continue to be serviced by the same personnel and on the same servicing platforms as prior to the Merger. CitiMortgage anticipates that the mortgage loans previously serviced by AAMG will be moved on to CitiMortgage's servicing platform by the end of September 2007.

Required disclosure information under Item 1108 of Regulation AB (17 CFR 229.1108(c)) regarding CitiMortgage is currently unavailable, but will be timely filed by an amendment to this Form 8-K filing upon receipt by the Depositor of such information.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Sequoia Residential Funding, Inc.
(Depositor)

By:  Sequoia Residential Funding, Inc. as Depositor
By: /s/ John Isbrandtsen
By: John Isbrandtsen as Vice President
Date: September 7, 2007